Bidding Contract

Seller: Shenzhen Hengtaifeng Technology Co., Ltd.

Buyer: Jindezhen Housing Fund Office

Jindezhen Housing Fund Office (“The Buyer”) publicly tender for the project of “Minicomputer and Software System Integration of Jingdezhen Fund Management Center”, and Shenzhen Hengtaifeng Technology Co., Ltd. (“The Seller”), according to the assessment of bidding commission, is the bidder, hereby shall perform the obligations for the Buyer described herein, faithfully and to the best of its ability.

SECTION 1. Documents

1.	The Contract is composed of following documents:
2.	Contract General Items (PART IV of the Bidding Contract)
3.	Contract Special Items (PART V of the Bidding Contract)
4.	Contract Items Attachment 1: Products Supply Scope and Price
Attachment 2: Technology Specifications
Attachment 3: Batch and Time of Delivery
5.	Bidding Notice
6.	Bidding Invitation Document
7.	Bidding Document

SECTION 2. Scope and Conditions

The scope and conditions of this Contract shall be the same as that of above stated documents.

SECTION 3. Goods and Quantity

See Attachment 1: Products Supply Scope and Price

SECTION 4. Total Price

Total price of this Contract is ¥800,000. As for details, please see Attachment 1: Products Supplied and Price.

SECTION 5. Payment

Stated in Contract Special Items.

SECTION 6. Time and Place of Delivery

Time of delivery please see Item 5.1 of Contract Special Items.
Place of delivery: Jingdezhen Housing Fund Management Center

SECTION 7. Taking Effect of the Contract

This contract will take effect after signed and sealed by two parties.

Seller: Shenzhen Hengtaifeng Technology Co., Ltd.
Address: Room 605, Chuangwei Building A, No.1 Gaoxinnan Road, Science and Technology Park, Nanshan District, Shenzhen City
Telephone: 0755-26743592
Fax: 0755-26743552
Post Code: 518057
Bank: Construction Bank of China - Shenzhen Hi-tech Zone Branch
Account Number: 048010020004489

Buyer: Jindezhen Housing Fund Office
Address: No. 1, Xinghuaheng Road, Jingdezhen City
Telephone:
Fax: 0798-8511818
Post Code: 233000
Bank:
Account Number:

PART IV Contract General Items

1.	Definitions
Contract: refers to agreement signed by the Buyer and the Seller, including all attachments, appendix and other documents.

Contract Price: the price shall be paid by the Buyer to the Seller after the Seller has correctly and completely fulfilled the obligations of the Contract according to the state in the Contract.

Goods: the equipment and other technique materials as well as other materials shall be supplied to the Buyer in accordance with the state in the Contract.

Services: assisted services relating to the products that the seller shall undertake, such as transport, insurance, and other services including installation, commissioning, technology support, training and after-sales services.

Buyer: the party that purchases the goods.

Seller: the company or entity that has legal representative qualification and will provide the goods and services in accordance with the state in the Contract.

On-site: the place at where the goods will be installed and commissioned (Database of Jingdezhen Housing Fund Center)

Inspection and Accept: two parties confirm the goods under the Contract comply with technology specifications required in accordance with stipulated procedure and conditions.

2.	Technology Specifications
Technology specifications of the goods supplied shall comply with that in bidding document. If there’s no regulation on technology specification in the document, it shall comply with the latest standard and specifications of related sector of the state.

3.	Patent
The Seller shall protect the Buyer free from accusation from any third party for infringement of the patent, trademark or design rights during the period of using the goods or any part of the goods by the Buyer. If any third party accuses for above said rights, it shall be the Seller’s obligation to negotiate with such third party and undertake all obligations in law and costs suffered by the Buyer Resulting from this.

4.	Packaging
Unless otherwise specified, packaging of all the goods supplied shall be comply with the state standard protection requirements, by which standard the packaging shall be suitable for long-distance transport, moisture proof, shockproof, stainless resistant and anti- rough loading/unloading, to ensure the goods arrive the place in good condition. If the goods are damaged or lost due to packaging, it will be the Seller’s obligation to undertake the losses.

Each packaging container shall have one detailed goods list and quality certification.

5.	Delivery
The Seller is responsible for transport the goods to the place stipulated in the Contract and the insurance, and the Seller shall undertake all the fees relating to transport and insurance. Delivery date is the date when the goods are transported to the place stipulated in the Contract.

6.	Shipping Notice
The Seller shall inform the Buyer about the number of contract, name of the goods, quantity, gross weight, total volume (cubic meters), invoice amount, transport vehicle and date of departure in written within 24 hours before the goods are ready for departure.

If the Seller delays to inform above said information in written to the Buyer, it will be the Seller’s obligation to undertake all the losses resulting from this.

7.	Insurance
The Seller shall be responsible for the insurance of the goods for the period until the goods arrive at the place stipulated in the Contract. Insurance shall cover the goods that the Seller shall be undertaking to shipping.

8.	Payment
See the item 2 (Payment Terms) of the Contract Special Items.

9.	Technique Materials
Technology materials will be delivered in following ways:
9.1
After taking effect of this Contract, the Seller shall package each equipment and appliance together with technology materials in Chinese such as index, instruction, operation guideline/services brochure and sketch map in one packaging box for shipping.

9.2
If the Buyer finds the technology materials incomplete or lost in the process of transport after confirmation, the Seller shall send the incomplete or lost materials to the Buyer for free within three days after receiving the notice from the Buyer.

10.	Quality Guarantee
10.1
The Seller shall guarantee that the goods supplied shall be completely new, unused, produced by advanced processes and high-quality materials, and fully comply with the quality, specifications and properties stipulated in the Contract. The Seller shall guarantee that the goods shall be correctly installed, in normal running and good properties in the serving life of the goods. The Seller shall be responsible for any failure or problem caused by defect of design, processes or materials within the warranty period of the goods.

10.2
The Buyer shall inform the Seller for claim if the Seller inspects and finds the quantity, quality or specifications of the goods not comply with the Contract or has defect according to inspection results by the Buyer or by local inspection sector within the warranty period of the goods.

10.3	The Seller shall repair or replace the defected goods or parts within 15 days after receive the notice from the Buyer for free.

10.4
If the Seller can not repair the defect within 15 days after receive the notice from the Buyer, the Buyer can take remedy measures, but the Seller shall undertake the risks and the fees resulting from this.

10.5	Unless otherwise specified in the Contract Special Items, warranty period of the goods under the Contract shall be 24 months commencing from final inspection and accept by the Buyer.

11.	Inspection
11.1
Before delivery, the manufacturer shall conduct complete and detailed inspection on quality, specifications, properties, quantity and weight of the goods, and give a certificate showing the goods compliant with the regulations in the Contract. The certificate shall act as a part of application for payment bill, but the inspections on the quality, specifications, properties, quantity and weight shall be not considered as final inspections. The certificate given by the manufacturer shall state the inspection results and details.

11.2
After the goods arrive at the place stipulated in the Contract, the Buyer shall inspect on quality, specifications, properties, quantity and weight of the goods and give inspection certificate according to inspection results. If both the specifications and quantity of the goods are found not compliant with stipulations in the Contract, the Buyer has the right to claim within 90 days after the goods arrive at the place, expect for the incompliance resulting from insurance company or shipping company.

11.3
If the quality and specifications of the goods are not compliant with stipulated in the Contract or the goods are found to have defect including potential defect or the materials are not compliant with requirements during warranty period of the goods, the Buyer has the right to claim.

12.	Claim
12.1
The Buyer has the right to claim from the Seller according to the inspection results by the Buyer or by local inspection sector, expect for the obligations undertaken by insurance company or shipping company.

12.2	According to inspection period and warranty period stated in the Contract, if it is the Seller’s obligations, the Seller shall adopt following solutions that agreed by the Buyer:

12.2.1
The Seller shall agree to accept the return of goods from the Buyer, return the payment to the Buyer and undertake all the losses and fees including interest, bank charge, transport fee, insurance fee, inspection fee, storage fee, loading/unloading fee and other fees resulting from this.

12.2.2	According to damage of the goods and losses suffered by the Buyer, the Seller shall decrease the price of the goods through negotiation with the Buyer.

12.2.3
Replace the problem parts with new parts that are compliant with requirements of specifications, quality or properties, or replace or repair the defect parts with new parts or goods, the Seller shall undertake all the fees and risks, and undertake all the fees occurred by the Buyer. Besides, the Seller shall prolong the warranty period for repaired or replaced parts.

12.3
If the Buyer does not receive any response from the Seller within 15 days after the Buyer claims, the Seller shall be considered to agree the above claim. If the Seller can not solve the claim by the way stated in above within 15 days or more after the Buyer claims, the Buyer shall deduct the claim amount from the deposit. If the claim deducted from the deposit is not enough, the Buyer has the right to receive compensation from the Seller.

13.	Delay of Delivery
13.1	The Seller shall provide installation and commissioning services for the Buyer according the schedule stated in the Contract.

13.2
If the Seller can not deliver the goods or services according to the schedule stated in the Contract, the Seller shall inform the Buyer the reasons for delay and how long of the delay. The Buyer, after receive the delay notice from the Seller, shall analyze the reason and if the Seller agrees the delay, the two parties can amend the Contract to longer delivery time.

13.3
If the Seller delays delivery without reasonable reasons, the Seller shall undertake all the losses suffered by the Buyer resulting from this, and/or the Buyer shall have the right to terminate the Contract.

14.	Compensation for Breach
Unless stipulated in article 6, if the Seller can not deliver the goods or services according to the schedule stated in the Contract, the Buyer may deduct compensation from payment, while weekly compensation would be 0.5% of total value of undelivered goods or services, and total compensation should not exceed 5% of total value of undelivered goods or services. 1 week consists of 7 days while less than 7 days should be deemed as 1 week. If the Seller still fails to deliver after the total compensation is reached, the Buyer has the right to terminate the Contract.

15.	Force Majeure
15.1
The two parties hereto acknowledge prolonging the implementation of this Contract due to force majeure, such as war, fire, flood, typhoon and earthquake. The prolonged period shall be as long as the period effected by force majeure.

15.2
The party suffered the above force majeure shall inform the other party by telegraph or fax as soon as possible, and shall send the related certification stated the disaster issued by related sector to the other party by express delivery or registered letter within 14 days after the disaster happened. If the period of effects of force majeure lasts over 120 days, the two parties shall reach further agreement to through negotiation.

16.	Tax
16.1	According to current tax law of the state, the Buyer shall undertake all the tax that shall be paid by the Buyer relating to the Contract.

16.2	According to current tax law of the state, the Seller shall undertake all the tax that shall be paid by the Seller relating to the Contract.

17.	Disputes Settlement
The two parties hereto acknowledge that any dispute relating to this Contract shall be solved through negotiation. If negotiation is impossible, it will be solved through Arbitration Commission of Jingdezhen City.

18.	Termination for Breach
18.1	If the Seller breaches the Contract, including:
18.1.1	failed to supply the goods or part of the goods to the Buyer in the period stated in the Contract or prolonged period agreed by the Buyer;

18.1.2
failed to fulfill other obligations stated in the Contract, and failed to rectify the defect within 15 days after the Buyer sends the breach notice to the Seller or within the period that agreed by the Buyer in written, the buyer shall inform the Seller in written to terminate the whole Contract or part of the Contract. Under this situation, it will not affect the claim required by the Buyer.

18.2
If the Buyer terminates the whole Contract or part of the Contract according to state above, the Buyer may purchase the similar goods under suitable condition and methods from the Seller , and it will be the Seller’s obligations to responsible for exceeding part of price. The Seller shall continue to implement the remained part of the Contract.

19.	Termination due to Bankruptcy
If the Seller suffers bankruptcy or has no liquidity ability, the Buyer may terminate the Contract at any time by written notice to the Seller. Termination of the Contract shall not damage or influence the remedy measures taken or will taken by the Buyer.

20.	Transfer and Subcontract
20.1 Without prior written consent of the Buyer, the Seller shall not transfer or subcontract the obligations of the whole Contract or part of the Contract.
20.2 The Seller should notice the Buyer in written all subcontracts which are not clearly stipulated in the bidding documents, while all subcontract notices whether in original bidding documents or subsequently delivered will not relieve the Seller from executing its liabilities stipulated in this Contract.

21.	Amendment of the Contract
Any amendment of this Contract shall be made by both parties through signing written amendment contract.

22.	Notice
Any notice or other communication under this Contract shall be in writing and sent by telex, facsimile transmission and telegraph. The party received any notice from the other party shall confirm in written and send the confirmation to correct address.

23.	Measurement Unit
Unless otherwise specified in the technology specifications, the measure unit shall be state legal unit of measurement.

24.	Governing Law
The parties hereto acknowledge that this Contract shall be governed by the related law of People’s Republic of China.

25.	Taking Effect of the Contract and Others
This Contract will take effect after signed and sealed by two parties.

This Contract is prepared in Chinese in triplicate which have the same legal force and the two parties keep one copy, respectively. Jingdezhen Municipal Government Purchase Management shall keep one copy for file.

Any amendment or supplement of this Contract shall be made by both parties through signing written amendment contract, which is a binding part of this Contract

This Contract is signed in Jingdezhen City of Jiangxi Province.

PART V Contract Special Items

This Contract Special Items are the items that shall be necessary for the bidder and tender to know and also the supplement and amendment of the Contract General Items. If they contradict each other, it will consider the Contract Special Items as standard.

1.	Definitions
Buyer: Jingdezhen Housing Fund Management Center
Seller: Shenzhen Hengtaifeng Technology Co., Ltd
On-site: Jingdezhen Housing Fund Management Center

2.	Payment terms
The Buyer shall pay 50% of total price after completion of installation by the Seller, inspection and accept of the goods by the Buyer. Remained another 40% of total price shall be paid by the Buyer after the goods running in good condition for two months. Last 10% of total price shall be paid within one year as quality guarantee deposit.

3.	After-sales service
The Seller has maintenance spots in Jingdezhen city for mini machine and database; the maintenance personal shall arrive the user’s site in two hours.

4.	Inspection
After completion of installation of the project, inspections shall be conducted by the Buyer, the Seller and the users.

5.	Time of Delivery
Installation and commissioning shall be completed within 45 days after signing the Contract.

Attachment 1: Product Supply Scope and Price

Quotation Details

Bidder: Shenzhen Hengtaifeng Technology Co. Ltd	Tender No.: CGK2007-012
Item No.: 01

No.	Item	Model and Specification	Quantity	Manufacture Name	Unit Price (With shipping place)	Amount
1	Mainframe and Standard accessories	Rack minicomputer IBM 9407-515	1	IBM	800,000 (Shenzhen)	800,000
2	Spare parts
3	Special tools
4	Install, debug, and test
5	Training
6	Technical service
7	Freight and insurance to the final destination (with cartage charge)
8	Others	The tape 36G matched with the built-in tapes of minicomputer	10		Largess	0
		Cleaning tape matched with the built-in tapes of minicomputer	4		Largess	0
Total: 800,000
Note: 1.	If the calculation result by the unit price is different from the total price, it will consider the former result as the standard and amend the total price accordingly.

2.	If detailed quotations are not provided, it will be considered not to affect the bidding documents materially.

Scope of Supply

Bidder: Shenzhen Hengtaifeng Technology Co. Ltd
Tender No.: CGK2007-012
Item No.: 01
Name of the commodity: Minicomputer IBM I515
Model and Specification: IBM 9407-515
Quantity: 1

No.	Whole Mainframe and Standard Accessories	Quantity	Place of Origin	Unit Price	Total Amount
	9407 Model 515	1	U.S.	0	0
	Device Parity Protection-All	1	U.S.	0	0
	Operations Console PCI Cable	1	U.S.	1,481	1,481
	V5R4 OS, V5R4MO Machine Code	1	U.S.	0	0
	iSeries Rack	1	U.S.	31,616	31,616
	#4327 Load Source Specify	1	U.S.	0	0
	Modem Cable - US/Canada	1	U.S.	0	0
	Serial-UPS Conversion Cable	1	U.S.	2,064	2,064
	Chinese (PRC)	1	U.S.	0	0
	2GB DDR2 Main Storage	2	U.S.	91,640	91,640
	1W Serv Feat 515 1×8327	1	U.S.	0	0
	Software Preload Required	1	U.S.	0	0
	Sys Console on OP Console	1	U.S.	0	0
	5727 Cache +2 70GB Disk Pkg	1	U.S.	61,200	61,200
	515 Express Configuration 1	1	U.S.	47,3704	47,3704
	1.8m Rack Trim Kit	1	U.S.	2,607	2,607
	9-Ft 250V/10A Power Cord	1	U.S.	0	0
	Rack Mount	1	U.S.	0	0
	1.9GHz Processor	1	U.S.	117,000	117,000
	Base Proc Activation	1	U.S.	0	0
	360GB 4mm Tape Unit	1	U.S.	913	913
	Base DVD-ROM	1	U.S.	0	0
	Base 70.56GB 15k rpm Disk Unit	2	U.S.	0	0
	Base PCI 2-Line WAN w/Modem	1	U.S.	0	0
	Base PCI IOP	1	U.S.	0	0
			U.S.
	iSeries HIPO	1	U.S.	0	0
	Model 515 Routing	1	U.S.	0	0
	Operating System/400 (5722-SS1)	1	U.S.	0	0
	Client Access-Processor Based (5722-XW1)	1	U.S.	0	0
	English Primary Language U/L DBCS	1	U.S.	0	0
	Version 5 Release 4.0	1	U.S.	0	0
	Preload	1	U.S.	0	0
	Active Processor Quantity	1	U.S.	0	0
	i 5/OS per User Mfg Key	5	U.S.	0	0
	Websphere Express V6.0 (5722-WE2)	1	U.S.	0	0
Software
	IBM Director for i 5/OS V5.20	1	U.S.	0	0
	Multilingual Language	1	U.S.	0	0
	CD-ROM	1	U.S.	0	0
	BOTC Director for i 5/OS	1	U.S.	0	0
	i 5/OS	1	U.S.	0	0
	Zero Price per Processor OS/400(515)	1	U.S.	0	0
	EPoE Registration	1	U.S.	0	0
	English U/L DBCS Primary	1	U.S.	0	0
	CD-ROM i 5/OS V5R4	1	U.S.	0	0
	V5R4MO Machine Code - RS 540-E	1	U.S.	0	0
	i 5/OS per Proc Registration (Qty 1)	1	U.S.	0	0
	i 5/OS per User Registration (Qty 5)	1	U.S.	0	0
	Media Charge - Keyed Products	1	U.S.	0	0
				0	0
	i 5/OS per User Billing	1	U.S.	0	0
	OTC per 5 Base Users (515)	1	U.S.	0	0
	Web Enablement for i 5/OS	1	U.S.	0	0
	BOTC Websphere Express V6.0	1	U.S.	0	0
	English U/L DBCS Primary	1	U.S.	0	0
	CD-ROM Websphere Express V6.0	1	U.S.	0	0

	iSeries Access	1	U.S.	0	0
	P05 PB Registration	1	U.S.	0	0
	English U/L DBCS Primary	1	U.S.	0	0
	CD-ROM Processor Based V5R4	1	U.S.	0	0
		1	U.S.	0	0
	Multilingual Language	1	U.S.	0	0
	Supply	1	U.S.	0	0
	P05 Per Processer	1	U.S.	0	0

Note:	1.	The above list is applicable for multi items, sets of goods and the mainframe with accessories; it is not applicable for one item and the goods without accessories.

2.	Accumulated price of the item shall be compliant with quotation details of Attachment 3.

Attachment 2: Technology Specifications

Type	Item	Specifications	Quantity
	Model No.	IBM 9407 Model 515	1 Set
	CPU	Single CPU supports 10 LPAR; 1.9GHz; L3 cache 36MB; can be upgrade to 2 channel or above	1 Channel
	Memory	2 groups of 2GB memory, >=8GB	4GB
	Processing	CPW>=3,800
	IOP	IOP structure, I/O processing	1 Set
Database	Disk	70. 56GB, 15,000 revolution, with RAID5 protection	4 Set
Server	Tape Unit	Built-in 35GB tape unit	1 Set
	RAID Card	Supports RAID5 disk control protection card	1 Set
	Disk Drive	DVD-ROM	1 Set
	Computer Case	Original	1 Set
	Specification	Rack type
	Operating System	Built-in IBM OS/400
	Anti-virus	Built-in anti virus protection and safety tools
	Safety	Compliant with system safety standard C2 grade
Operating	Backup and Recover	Built-in backup and recover tool
System	Management Tool	Image interface, console supports remote management
And Database	Integration DB 2 Database	Absoluteness user enterprise, integration DB 2 database

Attachment 3: Batch and Time of Delivery

The goods will be delivered in one batch within 45 days after signing the Contract.